UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Nomura ETF Trust II
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(Exact name of registrant as specified in its charter)

Delaware	See Below
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(State of incorporation or organization)	(IRS Employer
Identification No.)

100 Independence,
610 Market Street
Philadelphia, Pennsylvania	19106
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(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of exchange on which each class is to be registered	I.R.S. Employer Identification Number
Nomura Strategic Income ETF	NYSE Arca, Inc.	23-2448685
Nomura Small and Mid Cap ETF	NYSE Arca, Inc.	41-1845569

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 033-11235

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Shares is set forth in Post-Effective Amendment No. 73 to the Registrant’s Registration Statement on Form N-1A (the “Registration Statement”) (Commission File Nos. 033-11235; 811-04973), which description is incorporated herein by reference, as filed with the U.S. Securities and Exchange Commission (the “SEC”) via EDGAR Accession No. 0001133228-26-010450 on July 13, 2026. Any amendment or form of supplement to the Registration Statement that is subsequently filed with the SEC that relates to the Shares is hereby also incorporated by reference herein.

Item 2.	Exhibits

A.
Registrant’s Certificate of Trust, dated December 17, 1998, as filed with the State of Delaware, is incorporated herein by reference to Exhibit 23(a)(2) of Post-Effective Amendment No. 29 to the Registrant’s Registration Statement on Form N-1A (File No. 033-11235), filed with the SEC via EDGAR on August 16, 1999.

B.
Certificate of Amendment to Registrant’s Certificate of Trust, dated May 18, 2026, is incorporated herein by reference to Exhibit 28(a)(2)(i) of Post-Effective Amendment No. 73 to the Registrant’s Registration Statement on Form N-1A (File No. 033-11235), filed with the SEC via EDGAR on July 13, 2026.

C.
Registrant’s Amended and Restated Agreement and Declaration of Trust, dated May 20, 2026, is incorporated herein by reference to Exhibit 28(a)(1) of Post-Effective Amendment No. 73 to the Registrant’s Registration Statement on Form N-1A (File No. 033-11235), filed with the SEC via EDGAR on July 13, 2026.

D.
Registrant’s Amended and Restated By-Laws, dated May 20, 2026, are incorporated herein by reference to Exhibit 28(b) of Post-Effective Amendment No. 73 to the Registrant’s Registration Statement on Form N-1A (File No. 033-11235), filed with the SEC via EDGAR on July 13, 2026.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Nomura ETF Trust II
Date: October 26, 2026	By:	/s/ Emilia P. Wang
	Name:	Emilia P. Wang
	Title:	Senior Vice President/Associate General Counsel/Assistant Secretary